                                                 Registration No. 333-93765

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                          ATCHISON CASTING CORPORATION
             (Exact name of registrant as specified in its charter)

                     Kansas                          48-1156578
      (State or other jurisdiction of    (I.R.S. Employer Identification No.)
       organization or incorporation)

                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
               (Address of principal executive offices) (Zip code)

 Atchison Casting Corporation 401(k) Plan, Atchison Casting Corporation Hourly
 Employees 401(k) Plan, Empire Steel Castings, Inc. 401(k) Profit Sharing Plan
  for Union Employees, Quaker Alloy, Inc. 401(k) Profit Sharing Plan for Union
 Employees, Inverness Castings Group, Inc. Hourly Employees Retirement Plan and
  Trust, LaGrange Foundry, Inc. 401(k) Savings and Defined Contribution Plan,
          PrimeCast 401(k) Savings and Defined Contribution Plan, and
                    Jahn Foundry Corporate Union 401(k) Plan
                            (Full title of the Plans)

                                  Hugh H. Aiken
          Chairman of the Board, President and Chief Executive Officer
                          Atchison Casting Corporation
                             400 South Fourth Street
                           Atchison, Kansas 66002-0188
                     (Name and address of agent for service)

                                 (913) 367-2121
          (Telephone number, including area code, of agent for service)

                                EXPLANATORY NOTE

          Atchison Casting Corporation (the "Company") originally filed a
     Registration Statement on Form S-8, File No. 333-93765, with the Securities and Exchange Commission on December 29, 1999 (the "Original Form S-8"). The
     Original Form S-8 covers an aggregate of 600,000 shares of Common Stock, par value $0.01 per share, of the Company to be issued under nine separate benefit plans administered by the Company or its subsidiaries.

          This Post-Effective Amendment to the Original Form S-8 is being filed to reflect the merger of two of those benefit plans, the Atchison Casting
     Corporation Savings Plan (the "Savings Plan") and the Atchison Casting
     Corporation 401(k) Plan (the "401(k) Plan"). Pursuant to that merger, the
     401(k) Plan is the surviving plan. The Savings Plan ceased to exist as of the date of the merger and the entirety of the 30,000 shares of Company
     Common Stock reserved for the Savings Plan under the Original Form S-8 referenced above has been transferred to the 401(k) Plan as a result of the merger. Corresponding plan interests are also being transferred.

          This Post-Effective Amendment to the Original Form S-8 is also being filed to reflect the assumption of the Jahn Foundry Corporate Union 401(k)
     Plan (the "Jahn Plan") by New England Iron, LLC. All 25,000 shares of
     Common Stock of the Company, par value $0.01 per share, registered under the Jahn Plan pursuant to the Original Form S-8 remain unsold and are hereby deregistered.  In addition, all corresponding plan interests registered under the Jahn Plan pursuant to the Original Form S-8 are hereby deregistered.

          Other than the 401(k) Plan, the Savings Plan and the Jahn Plan, none of the remaining plans included in the Original Form S-8, nor the shares or plan interests registered under them, are affected by this Post-Effective
     Amendment. The contents of the Original Form S-8, File No. 333-93765, are incorporated herein by reference.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY BLANK]

                                   Signatures
                                   ----------

         Pursuant to the requirements of the Securities Act of 1933, the
Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atchison, State of Kansas, on January 11, 2002

                                   ATCHISON CASTING CORPORATION

                                   By:  /s/ Hugh H. Aiken
                                      ------------------------------------------
                                      Hugh H. Aiken, Chairman of the Board,
                                      President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, the undersigned trustees (or other persons who administer the employee benefit plans) have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized, in the City of Atchison, State of
Kansas, on January 11, 2002.

                                   ATCHISON CASTING CORPORATION 401(k)
                                   PLAN (on behalf of itself and as
                                   successor in interest to the
                                   Atchison Casting Corporation Savings
                                   Plan)

                                   By: Atchison Casting Corporation,
                                       its Plan Administrator

                                   By:  /s/ Kevin T. McDermed
                                       -----------------------------------------
                                       Kevin T. McDermed
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                   ATCHISON CASTING CORPORATION HOURLY
                                   EMPLOYEES 401(k) PLAN

                                   By:Atchison Casting Corporation,
                                      its Plan Administrator

                                   By:  /s/ Kevin T. McDermed
                                      ----------------------------------------
                                       Kevin T. McDermed
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                   EMPIRE STEEL CASTING, INC. 401(k) PROFIT
                                   SHARING PLAN FOR UNION EMPLOYEES

                                   By:Atchison Casting Corporation,
                                      the parent of Empire Steel Castings, Inc.,
                                      its Plan Administrator

                                   By:  /s/ Kevin T. McDermed
                                      ----------------------------------------
                                       Kevin T. McDermed
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                   QUAKER ALLOY, INC. 401(k) PROFIT SHARING
                                   PLAN FOR UNION EMPLOYEES

                                   By:Atchison Casting Corporation,
                                      the parent of Quaker Alloy, Inc.,
                                      its Plan Administrator

                                   By:  /s/ Kevin T. McDermed
                                      ----------------------------------------
                                       Kevin T. McDermed
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                   INVERNESS CASTINGS GROUP, INC. HOURLY
                                   EMPLOYEES RETIREMENT PLAN AND TRUST

                                   By:Atchison Casting Corporation,
                                      the parent of Inverness Castings Group, Inc.,
                                      its Plan Administrator

                                   By:  /s/ Kevin T. McDermed
                                      ----------------------------------------
                                       Kevin T. McDermed
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                   LAGRANGE FOUNDRY, INC. 401(k) SAVINGS AND
                                   DEFINED CONTRIBUTION PLAN

                                    By:Atchison Casting Corporation,
                                        the parent of LaGrange Foundry, Inc.,
                                        its Plan Administrator

                                    By:  /s/ Kevin T. McDermed
                                       ----------------------------------------
                                       Kevin T. McDermed
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                     PRIMECAST 401(k) SAVINGS AND DEFINED
                                     CONTRIBUTION PLAN

                                     By:Atchison Casting Corporation,
                                        the parent of Kramer International, Inc.,
                                        its Plan Administrator

                                     By:  /s/ Kevin T. McDermed
                                       ----------------------------------------
                                       Kevin T. McDermed
                                       Vice President, Chief Financial Officer,
                                       Treasurer and Secretary

                                     JAHN FOUNDRY CORPORATE UNION 401(k) PLAN

                                     By:New England Iron, LLC
                                        its Plan Administrator

                                     By: /s/ Keith L. Sterling
                                        ----------------------------------------
                                        Keith L. Sterling
                                        Manager

                                Power of Attorney
                                -----------------

     We, the undersigned directors and officers of Atchison Casting Corporation, do hereby constitute and appoint Hugh H. Aiken and Kevin T. McDermed, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for us and in our name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional registration statements filed pursuant to Rule
462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and
Exchange Commission, and we do hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature and Name             Capacity                             Date
------------------             --------                             ----

/s/ Hugh H. Aiken              Chairman of the Board,             January 11, 2002
------------------------       President, Chief Executive
Hugh H. Aiken                  Officer and Director
                               (Principal Executive Officer)

/s/ Kevin T. McDermed          Vice President,                    January 11, 2002
------------------------       Chief Financial Officer,
Kevin T. McDermed              Treasurer and Secretary
                               (Principal Financial Officer and
                               Principal Accounting Officer)

/s/ David L. Belluck           Director                           January 11, 2002
-------------------------
David L. Belluck

/s/ Thomas K. Armstrong, Jr.   Director                           January 11, 2002
-------------------------
Thomas K. Armstrong, Jr.

/s/ Ray H. Witt                Director                           January 11, 2002
-------------------------
Ray H. Witt

/s/ Stuart Z. Uram             Director                           January 11, 2002
-------------------------
Stuart Z. Uram